                                                                     EXHIBIT 4.1


                            KORN/FERRY INTERNATIONAL


                             PERFORMANCE AWARD PLAN


                               TABLE OF CONTENTS
                                  (CONTINUED)
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                                                                                           PAGE
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1.   The Plan.............................................................................   1
     1.1   Purpose........................................................................   1
     1.2   Administration and Authorization; Power and Procedure..........................   1
     1.3   Participation..................................................................   2
     1.4   Shares Available for Awards; Share Limits......................................   3
     1.5   Grant of Awards................................................................   3
     1.6   Award Period...................................................................   4
     1.7   Limitations on Exercise and Vesting of Awards..................................   4
     1.8   Acceptance of Promissory Notes to Finance Exercise.............................   4
     1.9   Transfer Restrictions and Exceptions...........................................   5

2.   Options..............................................................................   6
     2.1   Grants.........................................................................   6
     2.2   Option Price...................................................................   6
     2.3   Limitations on Grant and Terms of Incentive Stock Options......................   7
     2.4   Limits on 10% Holders..........................................................   8
     2.5   Effects of Termination of Employment/Service; Termination of Subsidiary Status;
            Discretionary Provisions......................................................   8

3.   Stock Appreciation Rights............................................................   9
     3.1   Grants.........................................................................   9
     3.2   Pricing Limits.................................................................   9
     3.3   Exercise of Stock Appreciation Rights..........................................   9
     3.4   Payment........................................................................  10
     3.5   Limited Stock Appreciation Rights..............................................  10

4.   Restricted Stock Awards..............................................................  10
     4.1   Grants.........................................................................  10
     4.2   Restrictions...................................................................  11
     4.3   Limit on Number of Restricted Shares...........................................  11
     4.4   Return to the Company..........................................................  11

5.   Performance Share Awards and Stock Bonuses...........................................  12
     5.1   Grants of Performance Share Awards.............................................  12

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                               TABLE OF CONTENTS
                                  (CONTINUED)
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     5.2   Special (Section 162(m)) Performance-Based Share Awards........................  12
     5.3   Other Stock Bonuses............................................................  13
     5.4   Deferred Payments..............................................................  14
     5.5   Cash Bonuses...................................................................  14
     5.6   Alternative Payments...........................................................  14

6.   Other Provisions.....................................................................  14
     6.1    Rights of Eligible Persons, Participants and Beneficiaries....................  14
     6.2    Adjustments; Acceleration.....................................................  15
     6.3    Effect of Termination of Service on Awards....................................  17
     6.4    Compliance with Laws..........................................................  17
     6.5    Tax Matters...................................................................  18
     6.6    Plan Amendment, Termination and Suspension....................................  18
     6.7    Privileges of Stock Ownership.................................................  19
     6.8    Effective Date of the Plan....................................................  19
     6.9    Term of the Plan..............................................................  19
     6.10   Governing Law/Construction/Severability.......................................  19
     6.11   Captions......................................................................  20
     6.12   Stock-Based Awards in Substitution for Stock Options or Awards Granted
             by Other Corporations........................................................  20
     6.13   Non-Exclusivity of Plan.......................................................  20

7.   Definitions..........................................................................  20

8.   Non-Employee Director Options........................................................  26
     8.1   Participation..................................................................  26
     8.2   Option Grants..................................................................  26
     8.3   Option Price...................................................................  26
     8.4   Option Period and Exercisability...............................................  27
     8.5   Termination of Directorship....................................................  27
     8.6   Adjustments; Acceleration Upon a Change in Control Event; Termination..........  27

                           KORN/FERRY INTERNATIONAL
                           ------------------------
                            PERFORMANCE AWARD PLAN
                            ----------------------

                                 1.   THE PLAN
                                      --------

1.1  PURPOSE.  The purpose of this Plan is to promote the success of the Company
     -------
     and the interests of its shareholders by attracting, motivating, retaining and rewarding directors, officers, employees and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company; to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under Section 8; and to further align their respective interests with those of shareholders generally through awards of stock-based incentives. Capitalized terms are defined in Section 7.

1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.
     -----------------------------------------------------

     1.2.1  COMMITTEE. This Plan will be administered by the Committee. All
            ---------
     Awards to Eligible Persons will be authorized by the Committee except that all discretionary Awards to Non-Employee Directors must be approved or ratified by the Board. All Awards to Other Eligible Persons will be subject to approval by the Committee and ratification by the Board, unless the Board expressly (by resolution or amendment to this Plan) provides otherwise. Action of the Committee with respect to the administration of this Plan will be taken pursuant to a majority vote or by written consent of its members.

     1.2.2  PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the
            ------------------------------------------------
     express provisions of this Plan, and any express limitations on the delegated authority of a Committee, the Committee will have the authority to determine eligibility and the particular Eligible Persons who will receive Awards;

     (a) grant Awards to Eligible Persons, determine the effective date of grant (which may be a date after but not before the Committee's authorization of the Award), determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards, all consistent with the express limits of this Plan;

     (b) approve the forms of Award (which need not necessarily be identical either as to type of Award or among Participants);

     (c) construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Eligible Persons under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

     (d) cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under
          Section 6.6;

     (e) accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the limitations under Section 1.6; and

     (f) make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

Notwithstanding the foregoing, the provisions of Section 8 relating to Non-Employee Director Awards will be automatic. To the extent required, any interpretation or administration of this Plan in respect of Awards under Section 8 shall be the responsibility of the Board.

     1.2.3  BINDING DETERMINATIONS.  Any action taken by, or inaction of, the
            ----------------------
     Company, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or any officer of the Company, will be liable for any action or inaction of the entity or body, of another person or of the member or officer, except in circumstances involving his or her bad faith. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

     1.2.4  RELIANCE ON EXPERTS. In making any determination or in taking or not
            -------------------
     taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

     1.2.5  DELEGATION. The Committee may delegate ministerial, non-
            ----------
     discretionary functions to individuals who are officers or employees of the Company.

1.3  PARTICIPATION. Discretionary Awards may be granted by the Committee only to
     -------------
     those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.4  SHARES AVAILABLE FOR AWARDS; SHARE LIMITS.
     ------------------------------------------

     1.4.1  SHARES AVAILABLE.  Subject to the provisions of Section 6.2, the
            ----------------
     capital stock that may be delivered under this Plan will be shares of the Company's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

     1.4.2  SHARE LIMITS. The maximum number of shares of Common Stock that may
            ------------
     be delivered pursuant to Awards granted to Eligible Persons under this Plan will not exceed 7,000,000 shares (the "Share Limit"). The number of shares subject to Awards outstanding at any time will not exceed the number of shares remaining available for issuance under the Plan. The maximum number of shares subject to those options and Stock Appreciation Rights that are granted during any calendar year to any one individual will be limited to 700,000 shares covered by the Plan, and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be 1,050,000 shares covered by the Plan. The maximum individual limit for any Non-Employee Director, including any Option granted or to be granted (assuming continued eligibility during the year of grant) pursuant to
     Section 8 of this Plan, will be 50,000 shares covered by the Plan during any twelve month period. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 6.2.

     1.4.3  SHARE RESERVATION; REPLENISHMENT AND REISSUE OF UNVESTED AWARDS.  No
            ---------------------------------------------------------------
     Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares issuable at any time pursuant to such Award, plus (b) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, will again, except to the extent prohibited by law (including Section 162(m)), be available for subsequent Awards under the Plan. Except as limited by law (including
     Section 162(m)), if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

1.5  GRANT OF AWARDS.  Subject to the express provisions of this Plan, the
     ---------------
     Committee will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award. Each Award will be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant.

1.6  AWARD PERIOD.  Any Option, SAR, warrant or similar right shall expire and
     ------------
     any other Award shall either vest or be forfeited not more than 10 years after the date of grant; provided, however, that a payment of cash or delivery of shares pursuant to an Award may be delayed until a future date under and in accordance with the specific terms of a non-qualified deferred compensation plan sponsored by the Company.

1.7  LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.
     ---------------------------------------------

     1.7.1  PROVISIONS FOR EXERCISE.  Unless the Committee otherwise expressly
            -----------------------
     provides, once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

     1.7.2  PROCEDURE. Any exercisable Award will be deemed to be exercised when
            ---------
     the Company receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.2 or 8.4, as the case may be, and any other requirements of exercise, including any documents required by Section 6.4, are satisfied.

     1.7.3  FRACTIONAL SHARES/MINIMUM ISSUE.  Fractional share interests will be
            -------------------------------
     disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares, irrespective of any Adjustments under Sections 6.2 or 8.6 of this Plan, may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8  ACCEPTANCE OF PROMISSORY NOTES TO FINANCE EXERCISE.  The Company, in its
     --------------------------------------------------
     sole discretion, may, with the Committee's express approval, accept one or more promissory notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; but any such note will be subject to at least the following terms and conditions:

     1.8.1  PRINCIPAL. The principal of the note will not exceed the amount
            ---------
     required to be paid to the Company upon the exercise or receipt of one or more Awards under the Plan and the note will be delivered directly to the Company in consideration of such exercise or receipt.

     1.8.2  TERM. The initial term of the note will be determined by the
            ----
     Committee; but the term of the note, including extensions, will not exceed a period of five years.

     1.8.3  RECOURSE; SECURITY.  The note will provide for full recourse to the
            ------------------
     Participant and will bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code. If required by the Committee or by applicable law, the note will be secured by a pledge of any shares or rights financed thereby in compliance with applicable law. The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note will conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

     1.8.4  TERMINATION OF EMPLOYMENT.  If the employment or service of the
            -------------------------
     Participant terminates, the unpaid principal balance of the note will become due and payable no later than the 10th business day after such termination unless the Committee at the time expressly authorized an extension.

     1.8.5  OTHER CONDITIONS. Participants who are not employees or directors of
            ----------------
     the Company will not be entitled to purchase shares of Common Stock with a promissory note unless the note is adequately secured by collateral other than the shares of Common Stock. The portion of the exercise price for (or purchase price of) shares of Common Stock equal to the par value, if any, of any newly issued shares under this Plan must be paid in cash, for services rendered or other valid consideration.

1.9  TRANSFER RESTRICTIONS AND EXCEPTIONS.
     -------------------------------------

     1.9.1 LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided
           ------------------------------
     in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (a) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards may be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

     1.9.2 EXCEPTIONS. The Committee may permit Awards to be exercised by and
           ----------
     paid only to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the conditions that the transfer is consistent with applicable requirements for registration of the shares with the Securities Exchange Commission, and that the Committee receive evidence satisfactory to it that the transfer is being made to related persons for estate and/or tax planning purposes and without consideration (other than nominal consideration). ISOs and Restricted Stock Awards, however, will be subject to any and all additional transfer restrictions under the Code.

     1.9.3  FURTHER EXCEPTIONS TO LIMITS ON TRANSFER.  The exercise and transfer
            ----------------------------------------
     restrictions in Section 1.9.1 will not apply to:

     (a)  transfers to the Company,

     (b) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

     (c) except in the case of ISOs, transfers pursuant to a qualified domestic relations order if approved or ratified by the Committee,

     (d) if the Participant has suffered a disability that renders the Participant unable to legally act on his or her own behalf, permitted transfers or exercises on behalf of the Participant by the Participant's legal representative, or

     (e) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

     (f)  REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS.  Subject to
          ---------------------------------------------------------
          Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Option, SAR or other Award granted under this Plan by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price that is higher or lower than the exercise, base or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

                                 2.   OPTIONS
                                      -------

2.1  GRANTS.  One or more Options may be granted under this Section to any
     ------
     Eligible Person. Each Option granted will be designated by the Committee, in the applicable Award Agreement, as either an Incentive Stock Option (subject to Section 2.3) or a Nonqualified Stock Option.

2.2  OPTION PRICE.
     -------------

     2.2.1  PRICING LIMITS. The purchase price per share of the Common Stock
            --------------
     covered by each Option will be determined by the Committee at the time of the Award, but in no event will the purchase price per share of shares covered by an Incentive Stock Option be less than 100% (110% in the case of a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant (or date of amendment in the case of an amendment to the exercise price).

     2.2.2  PAYMENT PROVISIONS.  The purchase price of any shares purchased on
            ------------------
     exercise of an Option granted under this Section will be paid in full at the time of each purchase in one or a combination of the following methods:

     (a)  in cash or by electronic funds transfer;

     (b)  by certified or cashier's check payable to the order of the Company;

     (c) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8 and 6.4;

     (d) by notice and third party payment in such manner as may be authorized by the Committee; or

     (e) by the delivery of shares of Common Stock of the Company already owned by the Participant; provided that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and any shares delivered that were initially acquired from the Company must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise.

       2.2.3  "CASHLESS EXERCISE" PROVISIONS. Without limiting the generality of
              ------------------------------
       the foregoing, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section 6.5.

       2.2.4  DELIVERY CONDITION.  The Company will not be obligated to deliver
              ------------------
       certificates for any shares of Common Stock on exercise of an Option unless and until it receives full payment of the exercise price and any related withholding obligations have been satisfied.

2.3  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.
     ---------------------------------------------------------

     2.3.1 $100,000 LIMIT. To the extent that the aggregate Fair Market Value of
           --------------
     stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and Common Stock subject to incentive stock options under all other plans of the Company or any other includable parent or subsidiary corporations (as these terms are used under Section 422(d) and defined in Section 424(e) and (f) of the Code), such options will be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

     2.3.2  OPTION PERIOD.  Subject to Section 1.6, each Option and all rights
            -------------
     thereunder will expire no later than 10 years after the Award Date.

     2.3.3  OTHER CODE LIMITS.  Incentive Stock Options may only be granted to
            -----------------
     Eligible Employees of the Company that meet the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

2.4  LIMITS ON 10% HOLDERS.  No Incentive Stock Option may be granted to any
     ---------------------
     person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the

     Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.5  EFFECTS OF TERMINATION OF EMPLOYMENT/SERVICE; TERMINATION OF SUBSIDIARY
     -----------------------------------------------------------------------
     STATUS; DISCRETIONARY PROVISIONS.
     ---------------------------------

     2.5.1  OPTIONS - RESIGNATION OR DISMISSAL.  Unless the Committee otherwise
            ----------------------------------
     provides, if the Participant's employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the "Severance Date") other than Retirement, Total Disability or death, or a "Termination For Cause" (as determined in the discretion of the Committee), the Participant will have, subject to earlier expiration or termination pursuant to or as contemplated by Section 1.6 or 6.2, until three (3) months after the Severance Date to exercise any Option to the extent it has become exercisable on or before the Severance Date. In the case of a Termination For Cause, the Option will terminate on the Severance Date. To the extent not exercisable on the Severance Date, the Option will terminate on the Severance Date.

     2.5.2  OPTIONS - DEATH OR TOTAL DISABILITY.  Unless the Committee otherwise
            -----------------------------------
     provides, if the Participant's employment by (or specified service to) the Company terminates as a result of Total Disability or death, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, subject to earlier expiration or termination pursuant to or as contemplated by Section 1.6 or 6.2, until twelve (12) months after the Severance Date to exercise any Option to the extent it has become exercisable on or prior to the Severance Date. To the extent not exercisable on the Severance Date, the Option will terminate on the Severance Date.

     2.5.3  OPTIONS - RETIREMENT. Unless the Committee otherwise provides, if
            --------------------
     the Participant's employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until twelve (12) months after the Severance Date to exercise any Nonqualified Stock Option (three (3) months after the Severance Date in the case of an Incentive Stock Option) to the extent it has become exercisable on or prior to the Severance Date. To the extent not exercisable on the Severance Date, the Option will terminate on the Severance Date.

     2.5.4 CERTAIN SARS. Any SAR granted concurrently or in tandem with an
           ------------
     Option will have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

     2.5.5 COMMITTEE DISCRETION. Notwithstanding the foregoing provisions of
           --------------------
     this Section 2.5, in the event of, or in anticipation of, a termination of employment or service with the Company for any reason, other than Termination For Cause, the Committee may increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period, upon such terms as the Committee expressly approves by resolution or by amendment to the Award Agreement.

                        3.   STOCK APPRECIATION RIGHTS
                             -------------------------

                 (INCLUDING LIMITED STOCK APPRECIATION RIGHTS)
                 ---------------------------------------------

3.1  GRANTS.  The Committee may grant to any Eligible Person Stock Appreciation
     ------
     Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2  PRICING LIMITS.  The pricing restrictions applicable to Options under
     --------------
     Section 2.2.1 of this Plan shall apply as well to the base or reference price of SARs granted under this Plan.

3.3  EXERCISE OF STOCK APPRECIATION RIGHTS.
     -------------------------------------

     3.3.1 EXERCISABILITY. Unless the Award Agreement or the Committee otherwise
           --------------
     provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

     3.3.2  EFFECT ON AVAILABLE SHARES.  To the extent that a Stock Appreciation
            --------------------------
     Right is exercised, only the actual number of delivered shares of Common Stock will be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant will, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

     3.3.3 STAND-ALONE SARS. A Stock Appreciation Right granted independently of
           ----------------
     any other Award will be exercisable pursuant to the terms of the Award Agreement.

     3.3.4 PROPORTIONATE REDUCTION If an SAR extends to less than all the shares
           -----------------------
     covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.4  PAYMENT.
     --------

     3.4.1  AMOUNT.  Unless the Committee otherwise provides, upon exercise of a
            ------
     Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive subject to Section 6.5 payment of an amount determined by multiplying

     (a) the difference obtained by subtracting the exercise or base reference price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award, from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

     (b) the number of shares with respect to which the Stock Appreciation Right has been exercised.

     3.4.2  FORM OF PAYMENT. The Committee, in its sole discretion, will
            ---------------
     determine the form in which payment will be made of the amount determined under Section 3.4.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee has determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) upon such exercise, the election will be subject to any further conditions that the Committee may impose.

3.5  LIMITED STOCK APPRECIATION RIGHTS.  The Committee may grant to any Eligible
     ---------------------------------
     Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Shares during a specified period or at a specified time within a specified period before, after or including the date of such event.

                         4.   RESTRICTED STOCK AWARDS
                              -----------------------

4.1  GRANTS.  Subject to Section 4.2.4, the Committee may grant one or more
     ------
     Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) to be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Unless the Committee otherwise provides, such restrictions will lapse in respect of 20% of the shares subject to the Award on the first anniversary of the Award Date and in respect of an additional 20% of the shares subject to the Award on the second, third, fourth and fifth anniversaries of the Award Date. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Company or by a third party designated by the Committee until the restrictions on the shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2  RESTRICTIONS.
     -------------

     4.2.1 PRE-VESTING RESTRAINTS.  Except as provided in Sections 4.1 and 1.9,
           ----------------------
     Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

     4.2.2  DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the
            --------------------------
     applicable Award Agreement:

     (a) a Participant receiving a Restricted Stock Award shall be entitled to vote such shares but shall not be entitled to dividends on any of the shares until the shares have vested; and

     (b) all dividends shall be retained in a restricted account until the shares have vested and shall revert to the Company to the extent that they fail to vest.

     (c)  CASH PAYMENTS.  If the Participant has been paid or received cash
          -------------
          (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any Restricted Shares that cease to be eligible for vesting.

4.3  LIMIT ON NUMBER OF RESTRICTED SHARES.  In no event shall more than 350,000
     ------------------------------------
     shares of Common Stock covered by the Plan be available for Awards issued (or reissued) under this Plan as time-based Restricted Stock Awards for nominal or no consideration other than the par value. This limit on Restricted Shares does not apply to shares issued principally for past services, to shares issued in respect of compensation earned but deferred, or to shares issued in respect of Performance-Based Awards under Section 5.2.

4.4  RETURN TO THE COMPANY.  Unless the Committee otherwise expressly provides,
     ---------------------
     Restricted Shares that remain subject to restrictions at the time of termination of employment or service, or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement, will not vest and will be returned to the Company.

                5.   PERFORMANCE SHARE AWARDS AND STOCK BONUSES
                     ------------------------------------------

5.1  GRANTS OF PERFORMANCE SHARE AWARDS.  The Committee may grant Performance
     ----------------------------------
     Share Awards to Eligible Employees based upon such factors as the Committee deems relevant in light of the specific type and terms of the award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 10 years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee (consistent with Section 6.10.3(b), if applicable) may determine.

5.2  SPECIAL (SECTION 162(m)) PERFORMANCE-BASED SHARE AWARDS.  Options or SAR's
     -------------------------------------------------------
     granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Employees which otherwise satisfy the conditions to deductibility under Section 162(m) of the Code are deemed "Qualifying Awards". Such awards are intended and will be deemed performance-based awards under Section 162(m). Without limiting the generality of the foregoing, and in addition to Qualifying Awards granted under other provisions of this Plan, other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether initially in the form of bonus stock, stock units, restricted stock, performance stock, phantom stock or other rights, including cash-only bonuses or other incentives, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary, or division basis, with reference to revenue growth, net earnings (before or after taxes or before or after taxes, interest, depreciation, extra-ordinary items and/or amortization), cash flow, return on equity, return on assets or return on net investment, cost containment or reduction, or any combination thereof (the "business criteria") relative to preestablished performance goals, may be granted under this Section 5.2. These terms are used as applied under generally accepted accounting principles and in the Company's financial reporting. The applicable business criterion or criteria, the specific performance goals and, if applicable, the objective formula or standard for computing the amount payable or the number of shares to be delivered if the performance goal is (or the performance goals are) attained, must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance measurement period may be not less than one (except as provided in Section 1.6) nor more than 10 years. No more than one performance cycle for awards payable only in cash and not related to shares, shall begin in any year. Other types of performance and non-performance awards may also be granted under the other provisions of this Plan. The following provisions relate to all Performance-Based Awards (other than Qualifying Awards) granted under this Plan:

     5.2.1  ELIGIBLE CLASS.  The eligible class of persons for Awards under this
            --------------
     Section is officers of the Company.

     5.2.2  MAXIMUM AWARD. Grants or awards under this Section 5.2 may be paid
            -------------
     in cash or shares or any combination thereof. In no event shall grants of share-based Awards made in any calendar year to any Eligible Employee under this Section 5.2 relate to more than 700,000 shares covered by the Plan. In no event shall grants to any Eligible Employee under this Plan of Awards payable only in cash and not related to shares provide for payment of more than $2.5 million, times the number of years (not more than five), in the applicable performance period.

     5.2.3  COMMITTEE CERTIFICATION.  To the extent required by Section 162(m),
            -----------------------
     before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify that the specific performance goals and any other material terms of the Performance-Based Award were satisfied.

     5.2.4  TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion
            ------------------------------
     to determine the restrictions or other limitations of the individual Awards under this Section 5.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise). Notwithstanding anything contained in this Plan to the contrary, the Committee shall have no discretion to increase the amount of cash or number of shares to be delivered upon attainment of the performance goals set forth in the Performance Award Agreement.

     5.2.5 ADJUSTMENTS FOR MATERIAL CHANGES. Performance goals or other features
           --------------------------------
     of an Award under this Section 5.2 may provide that they (a) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation, or (b) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (c) shall be adjusted for any other circumstance or event, or (d) any combination of (a) through (c), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of
     Section 162(m) to qualify as performance-based compensation.

5.3  OTHER STOCK BONUSES. The Committee may grant a Stock Bonus to any Eligible
     -------------------
     Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded will be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus and may be paid in the form of Common Stock, Restricted Shares, an Option, Stock Units (payable in Common Stock or cash) or other Award.

5.4  DEFERRED PAYMENTS.  The Committee may provide for the deferral of payment
     -----------------
     of any Qualifying Award, Performance Share Award or Stock Bonus under and in accordance with the specific terms of a non-qualified deferred compensation plan sponsored by the Company, provided that in the case of Qualifying Awards and Performance-Based Awards, the amount deferred shall be credited with earnings or dividend equivalents in accordance with
     Section 162(m).

5.5  CASH BONUSES.  The Committee may establish a program of annual incentive
     ------------
     awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary or division basis with reference to any one or more of the business criteria set forth in Section 5.2 or such other strategic goals or individual factors (or any combination of such criteria, goals, or factors).

5.6  ALTERNATIVE PAYMENTS.  In lieu of a cash payment of an Award payable in
     --------------------
     cash, the Committee may require or allow all or a portion of the Award to be paid or credited in the form of shares of Common Stock, Restricted Shares, Stock Units, an Option or other Award.

                             6.   OTHER PROVISIONS
                                  ----------------

6.1  RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.
     -----------------------------------------------------------

     6.1.1  EMPLOYMENT STATUS. Status as an Eligible Person will not be
            -----------------
     construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

     6.1.2 NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any
           ----------------------
     other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to otherwise change such person's compensation or other benefits or to terminate the employment or other service of such person, with or without cause, but nothing contained in this Plan or any related document will adversely affect any independent contractual right of such person without the Participant's consent.

     6.1.3  PLAN NOT FUNDED.  Awards payable under this Plan will be payable in
            ---------------
     shares or from the general assets of the Company, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

6.2  ADJUSTMENTS; ACCELERATION.
     -------------------------

     6.2.1  ADJUSTMENTS.  Upon or in contemplation of any reclassification,
            -----------
     recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution ("spin-off") in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of the

     Company as an entirety ("asset sale"); then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

     (a) in any of such events, proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, (4) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (5) (subject to limitations under Section 6.10.3(b)) the performance standards appropriate to any outstanding Awards, or

     (b) in the case of a reclassification, recapitalization, merger, consolidation, combination, or other reorganization, spin off or asset sale, make provision for a cash payment or for the substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

          In each case, with respect to Awards of Incentive Stock Options, no adjustment will be made that would cause the Plan to violate Section 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby.

          In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

          6.2.2 ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. Unless prior to a
                ---------------------------------------------
          Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards will not be accelerated or determines that only certain or limited benefits under any or all Awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event:

          (a) each Option and Stock Appreciation Right will become immediately exercisable,

          (b)  Restricted Stock will immediately vest free of restrictions, and

          (c) each Performance Share Award will become payable to the Participant.

               Any discretion with respect to these events shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction.

               The Committee may override the limitations on acceleration in this Section 6.2.2 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards will comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur (subject to Section 6.2.4) a limited period of time not greater than 30 days before the event.

     6.2.3 POSSIBLE EARLY TERMINATION OF ACCELERATED AWARDS. If any Option or
           ------------------------------------------------
     other right to acquire Common Stock under this Plan has been fully accelerated as required or permitted by Section 6.2.2 but is not exercised prior to (a) a dissolution of the Company, or (b) an event described in
     Section 6.2.1 that the Company does not survive, or (c) the consummation of an event described in Section 6.1 involving a Change of Control approved by the Board, such Option or right will terminate, subject to any provision that has been expressly made by the Board, the Committee through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such Option or right.

     6.2.4 POSSIBLE RECISION OF ACCELERATION. If the vesting of an Award has
           ---------------------------------
     been accelerated expressly in anticipation of an event or subject to shareholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

     6.2.5 ACCELERATION UPON TERMINATION OF SERVICE IN ANTICIPATION OF, OR
           ---------------------------------------------------------------
     FOLLOWING A CHANGE IN CONTROL. Unless the Committee otherwise provides
     -----------------------------
     prior to a Change in Control, if any Participant's employment is terminated by the Company for any reason other than For Cause either in express anticipation of and within three months of, or within one year after a Change of Control, then all Options/Awards held by the Participant shall be deemed fully vested immediately prior to the date of termination, irrespective of the vesting provisions of the Participant's Award Agreement.

6.3  EFFECT OF TERMINATION OF SERVICE ON AWARDS.  The Committee will establish
     ------------------------------------------
     the effect of a termination of employment or service on the rights and benefits for each Award under this Plan and in so doing may make distinctions based upon the cause of termination.

     6.3.1 TERMINATION OF CONSULTING OR AFFILIATE SERVICES. If the Participant
           -----------------------------------------------
     is not an Eligible Employee or director and provides services as an Other Eligible Person, the Committee shall be the sole judge of whether the Participant continues to render services to the Company, unless a contract or the Award otherwise provides. If in these circumstances the Committee notifies the Participant in writing that a termination of services of the Participant for purposes of this Plan has occurred, then (unless the contract or Award otherwise expressly provides), the Participant's termination of services for purposes of Section 2.6, 3, 4.3 or 5 shall be the date which is 10 days after the

     Committee's mailing of the notice or, in the case of a Termination For Cause, the date of the mailing of the notice.

     6.3.2 EVENTS NOT DEEMED TERMINATIONS OF SERVICE. Unless Company policy or
           -----------------------------------------
     the Committee otherwise provides, the employment or service relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Eligible Employee on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company shall be suspended, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

     6.3.3 EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and
           -------------------------------------
     any Award, if an entity ceases to be a Subsidiary a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of the Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

6.4  COMPLIANCE WITH LAWS.  This Plan, the granting and vesting of Awards under
     --------------------
     this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. In addition, any securities delivered under this Plan may be subject to any special restrictions that the Committee may require to preserve a pooling of interests under generally accepted accounting principles. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

6.5  TAX MATTERS.
     -----------

     6.5.1 PROVISION FOR TAX WITHHOLDING OR OFFSET. Upon any exercise, vesting,
           ---------------------------------------
     or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or
     (b) deduct from any amount payable in cash the amount of any taxes which the Company may require to be withheld with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 6.4) grant

     (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their Fair Market Value, to satisfy such withholding obligation, determined in each case as of the trading day next preceding the applicable date of exercise, vesting or payment.

     6.5.2 TAX LOANS. If so provided in the Award Agreement, the Company may, to
           ---------
     the extent permitted by law, authorize a short-term loan of not more than nine (9) months to an Eligible Person in the amount of any taxes that the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 6.5.1. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the other provisions of Section 1.8.

6.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION.
     ------------------------------------------

     6.6.1 BOARD AUTHORIZATION. The Board may, at any time, terminate or, from
           -------------------
     time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

     6.6.2 SHAREHOLDER APPROVAL. To the extent then required under Sections
           --------------------
     162(m), 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

     6.6.3 AMENDMENTS TO AWARDS. Without limiting any other express authority of
           --------------------
     the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

     6.6.4 LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment,
           --------------------------------------------
     suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 will not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7  PRIVILEGES OF STOCK OWNERSHIP.  Except as otherwise expressly authorized by
     -----------------------------
     the Committee or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

6.8  EFFECTIVE DATE OF THE PLAN.  This Plan is effective as of August 5, 1998,
     --------------------------
     the date of approval by the Board. The Plan shall be submitted for and subject to shareholder approval.

6.9  TERM OF THE PLAN.  No Award will be granted under this Plan after August 4,
     ----------------
     2008 (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

6.10  GOVERNING LAW/CONSTRUCTION/SEVERABILITY.
      ---------------------------------------

      6.10.1 CHOICE OF LAW. This Plan, the Awards, all documents evidencing
             -------------
      Awards and all other related documents will be governed by, and construed in accordance with the laws of the State of California.

      6.10.2 SEVERABILITY. If a court of competent jurisdiction holds any
             ------------
      provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

      6.10.3  Plan Construction.

      (a)  RULE 16B-3.  It is the intent of the Company that the Awards and
           ----------
           transactions permitted by Awards generally satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability.

      (b)  SECTION 162(M).  It is the further intent of the Company that (to the
           --------------
           extent the Company or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), the Initial Options and Options or SARs subsequently granted with an exercise or base price not less than Fair Market Value on the date of grant and Performance-Based Awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the Committee authorizing the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof. This Plan will be interpreted consistent with such intent.

6.11  CAPTIONS.  Captions and headings are given to the sections and subsections
      --------
      of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12  STOCK-BASED AWARDS IN SUBSTITUTION FOR STOCK OPTIONS OR AWARDS GRANTED BY
      -------------------------------------------------------------------------
      OTHER CORPORATIONS. Awards may be granted to Eligible Persons under this
      ------------------
      Plan in substitution for employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

6.13  NON-EXCLUSIVITY OF PLAN.  Nothing in this Plan will limit or be deemed to
      -----------------------
      limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

                               7.   DEFINITIONS
                                    -----------

     "Award" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, performance share award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

     "Award Agreement" means any writing setting forth the terms of an Award that has been authorized by the Committee.

     "Award Date" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the grant or award date at the time of the Award or, in the case of Awards under Section 8, the applicable dates set forth therein.

     "Award Period" means the period beginning on an Award Date and ending on the expiration date of such Award.

     "Beneficiary" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

     "Board" means the Board of Directors of Korn/Ferry International.

     "Change in Control Event" means any of the following:

     (a) An acquisition by any Person (excluding one or more Excluded Persons) of beneficial ownership (within the meaning of Rule 13d 3 under Exchange Act or a pecuniary interest in (either comprising "ownership of") more than
                                                        ------------
     30% of the Common Stock or voting securities entitled to then vote generally in the election of directors of

     Korn/Ferry International ("Voting Stock"), after giving effect to any new
                                ------ -----
     issue in the case of an acquisition from Korn/Ferry International; or

     (b) Approval by the shareholders of Korn/Ferry International of a plan of merger, consolidation, or reorganization of Korn/Ferry International or of a sale or other disposition of all or substantially all of Korn/Ferry International's consolidated assets as an entirety (collectively, a "Business Combination"), other than a Business Combination (1) in which all
     ---------------------
     or substantially all of the holders of Voting Stock hold or receive directly or indirectly 70% or more of the voting stock of the entity resulting from the Business Combination (or a parent company), and (2) after which no Person (other than any one or more of the Excluded Persons) owns more than 30% of the voting stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that amount of Voting Stock immediately before the Business Combination, and (3) after which one or more Excluded Persons own an aggregate number of shares of the voting stock at least equal to the aggregate number of shares of voting stock owned by any other Person who is not an Excluded Person (except for any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act), if any, and who owns more than 30% of the voting stock.

     (c) Approval by the Board and (if required by law) by shareholders of Korn/Ferry International of a plan to consummate the dissolution or complete liquidation of Korn/Ferry International; or

     (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with Korn/Ferry International to effect a transaction described in clause (a) or (b) of this definition) whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

For purposes of determining whether a Change in Control Event has occurred, a transaction includes all transactions in a series of related transactions.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commission" means the Securities and Exchange Commission.

     "Committee" means the Board or a committee appointed by the Board to administer this Plan, provided that any committee shall be comprised only of two or more directors subject to the following restrictions:

     (a) In respect of any decision of the Committee made at a time when the Participant affected by the decision may be subject to Section 162(m) of the Code, and the Awards subject to such decision are intended to satisfy the requirements for exemption therefrom, the decision shall be approved by a committee comprised of "outside directors" (as this term is defined in Section 162(m)) to the extent required by Section 162(m).

     (b) In respect of any decision of the Committee made at a time when the Participant affected by the decision may be subject to Section 16(b) of the Exchange Act, and the Awards subject to such decision are intended to satisfy the requirements for exemption therefrom, the decision shall be approved by the Board or by a committee comprised of Non-Employee Directors (as this term is as defined in Rule 16(b)-3 of the Exchange Act) to the extent required by Rule 16(b)-3.

     "Common Stock" means the Common Stock of Korn/Ferry International and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

     "Company" means Korn/Ferry International, a California Corporation, its successors, and/or its Subsidiaries, as the context requires, provided that with respect to the Common Stock, or the grant, exercise, or disposition of an Award or the provisions of Sections 1.8, 5.2.1, 6.2.1, 6.2.3, 6.4 and 6.10, Company means only Korn/Ferry International.

     "Eligible Employee" means an officer (whether or not a director) or employee of the Company.

     "Eligible Person" means an Eligible Employee, or any Other Eligible Person, as determined by the Committee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Excluded Person" means

     (a)  the Company

     (b) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act);

     (c) any employee benefit plan of Korn/Ferry International;

     (d) any affiliates (within the meaning of the Exchange Act), successors, or heirs, descendants or members of the immediate families of the individuals identified in part (b) of this definition.

     "Fair Market Value" on any date means

     (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;

     (b) if the stock is not listed or admitted to trade on a national securities exchange, the closing price for the stock on such date, as furnished by the National Association of

     Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;

     (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or

     (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

Notwithstanding the foregoing, the Fair Market Value of the Common Stock for purposes of determining the exercise price of the Initial Options granted to employees under this Plan will be deemed to be the initial price at which the Common Stock is offered to the public in the IPO.

     "Incentive Stock Option" or "ISO" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of that contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

     "Initial Options" means Options granted during or at the completion of an IPO.

     "IPO" means a bona fide, firm commitment underwritten public offering of the Common Stock pursuant to a registration statement on Form S-1 (or other applicable form) that is declared effective under the Securities Act that results in Korn/Ferry International becoming a registered company in respect of the Common Stock under the Exchange Act.

     "Korn/Ferry International" means Korn/Ferry International, a California Corporation, and its successors (if any).

     "Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

     "Non-Employee Director" for purposes of Section 8 means a member of the Board of Directors of Korn/Ferry International who is not an officer or employee of the Company or any 50% or greater parent corporation.

     "Non-Employee Director Participant" means a Non-Employee Director who holds an outstanding Award under the provisions of Section 8.

     "Option" means an option to purchase Common Stock granted under this Plan. The Committee will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

     "Other Eligible Person" means (a) any director, or (b) any individual consultant or advisor or agent who renders or has rendered bona fide services
                                                           ---- ----
(other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who (to the extent provided in the next sentence) is selected to participate in this Plan by the Committee. A person who is neither an employee nor officer who provides bona fide services to the Company may be selected as an Other Eligible Person
---- ----
only if such person's participation in this Plan would not adversely affect (a) Korn/Ferry International's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering and sale of shares issuable under this Plan by Korn/Ferry International or (b) Korn/Ferry International's compliance with any other applicable laws.

     "Performance Share Award" means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of that is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

     "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity and a "person" as that term is used under Section 13(d) or 14(d) of the Exchange Act.

     "Personal Representative" means the person or persons who, upon the disability or legal incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

     "Plan" means this Performance Award Plan, as may be amended from time to time.

     "Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested or restricted under the terms of the applicable Award Agreement.

     "Retirement" means retirement from active service as an employee or officer of the Company after age 65.

     "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

     "Section 16 Person" means a person subject to Section 16(a) of the Exchange Act.

     "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Stock Appreciation Right" or "SAR" means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

     "Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

     "Stock Unit" means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment of a deferred benefit or right under the Plan.

     "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by Korn/Ferry International.

     "Termination For Cause" means (unless otherwise expressly provided in the Award Agreement or another contract) a termination of service, based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Participant:

     (a) is or has been dishonest, incompetent, or negligent in the discharge of his or her duties to the Company; or has refused to perform stated or assigned duties; or

     (b) has committed a theft or embezzlement, or a breach of confidentiality or unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information, or a breach of fiduciary duty involving personal profit, or a willful or negligent violation of any law, rule or regulation or of Company rules or policy, in any material respect; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); or

     (c) has materially breached any of the provisions of any agreement with the Company or a parent corporation; or

     (d) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company; or has induced a customer to break or terminate any contract with the Company or an affiliate; or has induced any principal for whom the Company (or an affiliate) acts as agent to terminate such agency relationship.

A Termination For Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Board or Committee) on the date when the Company first delivers notice to the Participant of a finding of Termination For Cause and shall be final in all respects on the date following the opportunity to be heard and written notice to the Participant that his or her service is terminated.

     "Total Disability" means any medically determinable physical or mental condition or impairment which prevents the Participant from performing the essential functions of his or her job with the Company that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period.

                      8.   NON-EMPLOYEE DIRECTOR OPTIONS
                           -----------------------------

8.1  PARTICIPATION.  Awards under this Section 8 will be made only to Non-
     -------------
     Employee Directors and will be evidenced by Award Agreements substantially in the form of Exhibit A or the form approved by the Board.

8.2  OPTION GRANTS.
     -------------

     8.2.1  INITIAL AWARD.  Any person who is not an officer or employee of the
            -------------
     Company and who is or who thereafter becomes a director of Korn/Ferry
             ---
     International upon completion of an IPO and the registration of the Common Stock of Korn/Ferry International under the Exchange Act, will automatically be granted (without any action by the Board or Committee) a Nonqualified Stock Option (the Award Date of which will be the tenth (10th) trading day after the date of such registration or the time such person takes office, as the case may be) to purchase 2,000 shares of Common Stock.

     8.2.2  SUBSEQUENT ANNUAL AWARDS.  Subject to Section 8.2.3, at the close of
            ------------------------
     trading on the day of the annual shareholders meeting in each year during the term of the Plan commencing in 1999, there will be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option (the Award Date of which will be such date) to each Non-Employee Director then continuing in office to purchase 2,000 shares of Common Stock.

     8.2.3  MAXIMUM NUMBER OF OPTIONS/SHARES. Annual grants that would otherwise
            --------------------------------
     exceed the maximum number of shares under Section 1.4.1 will be prorated within such limitation. A Non-Employee Director will not receive more than one Nonqualified Stock Option under this Section 8.2 in any calendar year.

8.3  OPTION PRICE.  The purchase price per share of the Common Stock covered by
     ------------
     each Option granted pursuant to Section 8.2 will be 100% of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under this Section will be paid in full at the time of each
     (i) purchase in cash or by check, (ii) in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option and, if the shares were acquired from the Company, owned by the Participant at least six months prior to the date of exercise, (iii) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (iv) any combination of the foregoing methods of payment.

8.4  OPTION PERIOD AND EXERCISABILITY.  Each Option granted under this Section 8
     --------------------------------
     and all rights or obligations thereunder will expire on the day before the 10th anniversary of the Award Date and will be subject to earlier termination as provided below. Unless the Committee provides otherwise, an Option granted under Section 8.2 will become exercisable on the Award Date.

8.5  TERMINATION OF DIRECTORSHIP.  If a Non-Employee Director's services as a
     ---------------------------
     member of the Board terminate for any reason, an Option granted pursuant to this Section 8 and then held by the director, to the extent the Option is then exercisable, will remain exercisable for 12 months after the date of termination or until the expiration of the stated term of the Option, whichever first occurs. Any portion of an Option granted pursuant to this
     Section 8 that is not exercisable at the time of the termination of service will terminate upon the termination of service.

8.6  ADJUSTMENTS; ACCELERATION UPON A CHANGE IN CONTROL EVENT; TERMINATION.
     ---------------------------------------------------------------------
     Options granted under this Section 8 will be subject to adjustment, assumption, conversion, substitution or exchange, termination and acceleration as provided in Section 6.2, but in the case of a Change in Control Event only to the extent that the changes and any Board or Committee action in respect thereof (i) are effected pursuant to the terms of a reorganization agreement approved by shareholders of Korn/Ferry International or otherwise consistent with the effect of the event on Options held by persons other than executive officers or directors of Korn/Ferry International and (ii) are consistent in respect of the underlying shares with the effect on shareholders generally.